Exhibit 99.1

DYADIC ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS AND

HIGHLIGHTS RECENT COMPANY PROGRESS

●	Received initial purchase orders for recombinant bovine transferrin from customers in the cultivated meat industry
●	Commercial launch of AlbuFree™ DX recombinant human albumin by Proliant Health & Biologicals using Dyadic’s production platform, with Dyadic eligible to receive a share of profits from product sales
●	Expanded strategic collaboration with Fermbox Bio, including the launch of animal-origin-free recombinant DNase I (RNase-free) as the first commercialized product under the expanded partnership, while advancing scale-up and commercialization activities for additional recombinant products, including transferrin
●	Signed an OEM distribution agreement with IBT Bioservices to commercialize Dyadic’s recombinant products, with initial product quantities completed for shipment to support commercialization through IBT’s global distribution channels
●	Entered a development and commercialization agreement with BRIG Bio to produce animal-free bovine alpha-lactalbumin for global nutrition markets, which includes funded development, milestones, and potential revenue participation
●	Continued advancement of Gates Foundation-supported RSV and malaria antibody programs and the CEPI/FBS H5 avian influenza program, leveraging AI-enabled target development and generating additional validation of Dyadic’s C1 platform
●	Cash, cash equivalents, restricted cash and investment grade securities of approximately $6.6 million as of March 31, 2026
●	Dyadic to host an earnings call today at 5:00 pm ET

JUPITER, Fla., May 13, 2026 — Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), d/b/a Dyadic Applied BioSolutions, a global biotechnology company producing precision-engineered, animal-free proteins and enzymes for diverse commercial applications, today reported its financial results for Q1 2026 along with significant corporate achievements.

“Throughout 2025 and into early 2026, we remained focused on transforming Dyadic into a commercially driven organization by leveraging our proprietary microbial production platforms to bring animal-free recombinant proteins and enzymes to market, both independently and through strategic partnerships,” said Joe Hazelton, President and Chief Operating Officer of Dyadic. “We are encouraged that these products are now moving through commercial sales channels and reaching customers, demonstrating the scalability of our technology platforms and the increasing market demand for our products. As our distribution partners broaden their reach and customer adoption continues to expand across cell culture media and biomanufacturing applications supporting key growth markets such as cell and gene therapy, biologics manufacturing, and emerging markets such as cultivated meat, we believe Dyadic is well positioned to drive increasing product revenues. At the same time, we are expanding our business development initiatives across Europe to build on the momentum we are achieving in Japan through our collaboration with Intralink.”

Recent Company Developments and Updates

Life Sciences

● Recombinant Serum Albumin (AlbuFree™ DX): In February 2026, Proliant Health and Biologicals announced the commercial launch of AlbuFree™ DX recombinant human albumin, produced using Dyadic’s production platform. Dyadic is entitled to a share of profits from commercial sales.

● OEM Distribution Agreement with IBT Bioservices: In March 2026, Dyadic entered into an OEM distribution agreement with IBT Bioservices to support commercialization of multiple recombinant proteins and enzymes through IBT’s global distribution channels. Initial product quantities, including DNase I and transferrin, have been completed and shipped to support channel commercialization activities.

● DNase-1 (RNase-free): Dyadic completed production validation of recombinant DNase I and, together with Fermbox Bio, commercially launched DNase I (RNase-free) as the first product under their expanded collaboration.

● Recombinant Transferrin and Growth Factors: Dyadic continues advancing its animal-free transferrin and fibroblast growth factor (FGF) products for use in cell culture media, diagnostics, and research, with expanded customer interest and sampling activity for recombinant bovine transferrin within the cultivated meat industry.

● Reagent Proteins and Nucleic Acid Enzymes: Dyadic continues advancing a portfolio of enzymes for DNA and RNA manipulation, including RNase inhibitors and T7 RNA polymerase.

Food and Nutrition

● Alpha-Lactalbumin: In December 2025, Dyadic signed a development and commercialization agreement with BRIG Bio to create recombinant bovine alpha-lactalbumin for global nutrition markets. Product development activities have been initiated, including initial product quality and application testing, with customer sampling activities expected to begin in mid-2026.

● Human Lactoferrin: Dyadic has established a stable cell line for recombinant human lactoferrin production and is continuing optimization and characterization efforts supporting future nutrition applications.

● Non-Animal Dairy Enzymes: Dyadic’s partner Inzymes has commercialized recombinant non-animal bovine chymosin following achievement of development milestones under its agreement with Dyadic.

● Food and Nutrition Pipeline Expansion: Dyadic anticipates broadening both partner-led and internal development programs focused on non-animal dairy proteins, selected food and nutrition enzymes, and related baking and brewing enzyme applications.

Bio-Industrial Products

● Expanded Fermbox Bio Collaboration: Dyadic expanded its collaboration with Fermbox Bio to support the development and manufacturing of animal-free recombinant proteins and enzymes across life sciences, food and nutrition, and bio-industrial markets.

● EN3ZYME™ Platform: Fermbox Bio previously launched EN3ZYME™, an enzyme cocktail produced using the Dapibus™ platform that converts agricultural residues into fermentable cellulosic sugars and fulfilled its first large scale order in 2025, with sampling activity now extending into the Asia Pacific region.

Biopharmaceutical Programs

● Gates Foundation-supported RSV and malaria monoclonal antibody programs and the CEPI/Fondazione Biotecnopolo di Siena (“FBS”) H5 avian influenza antigen program continued to advance toward preclinical evaluation, with C1-produced antigens and antibodies expressed at high yields while demonstrating binding and neutralization profiles virtually identical to CHO-derived clinical reference materials.

● Collaborative development activities with Fondazione Biotecnopolo di Siena (“FBS”) continue to demonstrate rapid antigen development timelines and the ability to progress from receipt of a codon-optimized plasmid to purified recombinant antigen candidates within weeks, while multiple preclinical animal studies evaluating C1-produced H5 (avian influenza), RSV and malaria antigens were initiated, with initial data readouts demonstrating high levels of neutralizing antibodies.

Corporate Development

● Expanding Commercial Efforts in Asia and Europe: Dyadic expanded its engagement with Intralink to include Europe in addition to Japan and South Korea, supporting broader commercial development activities and market entry initiatives for Dyadic’s animal-free proteins.

● Commercial Scale-Up Activities: Together with Fermbox Bio and other manufacturing partners, Dyadic continues scaling production capabilities for multiple recombinant proteins and enzymes, including transferrin and additional commercial-stage products, to support broader market launch activities and channel expansion.

● Expanding Commercial Partnerships and Distribution Channels: Dyadic continues prioritizing relationships with manufacturing, supply chain, and distribution partners to support commercialization and broaden market access for its growing portfolio of recombinant proteins and enzymes.

● Commercialization and Channel Expansion Strategy: Dyadic is focused on increasing product availability through both direct and partner-led commercialization efforts, including OEM distribution, regional business development partnerships, and strategic manufacturing collaborations designed to support long-term recurring product revenue opportunities.

Financial Highlights

Cash Position: As of March 31, 2026, cash, cash equivalents, restricted cash, and the carrying value of investment-grade securities, including accrued interest, were $6,604,006 compared to $8,587,289 as of December 31, 2025.

Revenue: Total revenue for the three months ended March 31, 2026, amounted to $1,110,956 representing an increase of $717,384 or 182.3% compared to $393,572 for the three months ended March 31, 2025. The increase was driven by a $220,490 increase in research and development revenue primarily related to the Proliant Agreement. Additionally, grant revenue increased by $276,894 due to activities under grants from CEPI and the Gates Foundation and license and milestone revenue also increased by $200,000 as a result of achieving a contract milestone under the Inzymes Agreement.

Cost of Revenue: Total cost of revenue for the three months ended March 31, 2026, amounted to $791,840 representing an increase of $494,182 or 166.0% compared to $297,658 for the three months ended March 31, 2025. The increase was driven by a $213,677 increase in cost of research and development revenue. Cost of grant revenue increased by $280,505 due to activities under grants from CEPI and the Gates Foundation.

R&D Expenses: Research and development expenses for the three months ended March 31, 2026, decreased $18,910 or 3.8% to $476,069 compared to $494,979 for the same period a year ago. The decrease was driven by a slight decrease in the number of active internal research initiatives undertaken.

G&A Expenses: General and administrative expenses for the three months ended March 31, 2026, increased by $158,993 or 10.0% to $1,755,331 compared to $1,596,338 for the same period a year ago. The increase was related to legal and accounting expenses of $221,304, incentives of $36,258, rebranding and business development expenses of $22,196, offset by a decrease in share-based compensation expenses of $110,381 and insurance expenses of $10,384.

Loss from Operations: Loss from operations for the three months ended March 31, 2026, decreased $99,782 or 5.0% to $1,902,693 compared to $2,002,475 for the same period a year ago. The decrease in loss from operations was largely attributable to an increase in total revenue of $717,384, decrease in research and development expenses of $18,910, partially offset by an increase in total cost of revenue of $494,182, and an increase in general and administrative expenses of $158,993.

Net Loss: Net loss for the three months ended March 31, 2026, was $1,954,683 or $(0.05) per share, compared to $2,027,579 or $(0.07) per share for the same period a year ago.

Conference Call Information

Date: Wednesday, May 13, 2026

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: +1-877-407-9219 / +1 412-652-1274

Conference ID:13759380

Webcast Link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=qVNgtGJ6

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic Applied BioSolutions

Dyadic Applied BioSolutions is a global biotechnology company that uses its proprietary microbial platforms to produce recombinant proteins that are sold or licensed to partners across the life sciences, food and nutrition, and bio-industrial markets. These high-quality proteins are designed to enable customers to develop more efficient, scalable, and sustainable products. Dyadic’s Dapibus™ and C1 expression systems support flexible, cost-effective manufacturing, and are the foundation of a growing portfolio of commercial and partnered programs.

For more information, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements generally can be identified by use of the words “expect,” “should,” intend,” anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” or other similar terms or variations of them. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; (xi) intellectual property risks; and (xii) our ability to comply with the listing standards of the Nasdaq Stock Market LLC. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.

Ping Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2026	2025
Revenue:
Research and development revenue	$403,590	$183,100
Grant revenue	487,366	210,472
License and milestone revenue	220,000	—
Total revenue	1,110,956	393,572

Costs and expenses:
Cost of research and development revenue	340,157	126,480
Cost of grant revenue	451,683	171,178
Research and development	476,069	494,979
General and administrative	1,755,331	1,596,338
Foreign currency exchange (gain) loss	(9,591)	7,072
Total costs and expenses	3,013,649	2,396,047

Loss from operations	(1,902,693)	(2,002,475)

Other income (expense):
Interest income	57,191	88,458
Interest expense	(64,342)	(89,243)
Interest expense - related party	(44,839)	(24,319)
Total other income (expense), net	(51,990)	(25,104)

Net loss	$(1,954,683)	$(2,027,579)

Basic and diluted net loss per common share	$(0.05)	$(0.07)

Basic and diluted weighted-average common shares outstanding	36,397,997	29,886,665

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Annual Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2026.

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$4,247,269	$4,622,331
Short-term investment securities	1,361,043	2,698,661
Restricted cash	908,459	1,231,168
Interest receivable	12,423	35,129
Accounts receivable	996,464	1,090,297
Prepaid expenses and other current assets	174,238	219,067
Total current assets	7,699,896	9,896,653

Non-current assets:
Long-term investment securities	74,812	—
Operating lease right-of-use asset, net	24,354	38,535
Other assets	10,511	10,537
Total assets	$7,809,573	$9,945,725

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,060,092	$852,024
Accrued expenses	891,420	967,974
Deferred research and development obligations	1,110,570	1,730,852
Operating lease liability	19,998	34,621
Accrued interest	60,000	60,000
Accrued interest - related party	41,800	41,800
Total current liabilities	3,183,880	3,687,271

Non-current liabilities:
Convertible notes, net of issuance costs	2,966,646	2,962,304
Convertible notes, net of issuance costs - related party	2,066,779	2,063,740
Total liabilities	8,217,305	8,713,315

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 48,692,205 and 48,441,300, outstanding shares - 36,438,703 and 36,187,798 as of March 31, 2026, and December 31, 2025, respectively	48,693	48,442
Additional paid-in capital	113,879,281	113,564,991
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(95,405,791)	(93,451,108)
Total stockholders’ equity	(407,732)	1,232,410
Total liabilities and stockholders’ equity	$7,809,573	$9,945,725

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Annual Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2026.